Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Replay Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Edmond Safra, Co-Chief Executive Officer of the Company, Gregorio Werthein, Co-Chief Executive Officer of the Company, and Brendan Driscoll, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: March 25, 2021

/s/ Edmond Safra
Edmond Safra
Co-Chief Executive Officer (Principal Executive Officer)

/s/ Gregorio Werthein
Gregorio Werthein
Co-Chief Executive Officer (Principal Executive Officer)

/s/ Brendan Driscoll
Brendan Driscoll
Chief Financial Officer (Principal Financial and Accounting Officer)